As filed with the Securities and Exchange Commission on February 10, 2005

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIONBRIDGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3398462
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1050 Winter Street

Waltham, Massachusetts 02451

(781) 434-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rory J. Cowan

Chief Executive Officer

Lionbridge Technologies, Inc.

1050 Winter Street

Waltham, Massachusetts 02451

(781) 434-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to agent for service, should be sent to:

Margaret A. Shukur, Esq.

Lionbridge Technologies, Inc.

1050 Winter Street

Waltham, Massachusetts 02451

(781) 434-6000

With copies to:

Kenneth J. Gordon, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock
Total	$130,000,000	N.A.	$130,000,000	$15,301

(1)	The amount to be registered consists of up to $130,000,000 of an indeterminate number of shares of common stock.
(2)	The proposed maximum offering price per share has been omitted pursuant to Securities Act Release No. 6964.
(3)	Estimated solely for purposes of computing the registration fee.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 10, 2005

Prospectus

Lionbridge Technologies, Inc.

$130,000,000

Common Stock

This prospectus provides you with a general description of common stock Lionbridge Technologies may offer and sell, from time to time. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of any common stock we offer and the specific manner in which we will offer the common stock. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

Our common stock is quoted on the Nasdaq National Market under the symbol “LIOX.”

Investing in our securities involves various risks. Beginning on page 1, we discuss several “ Risk Factors” that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2005

(i)

Unless the context otherwise requires, all references to “Lionbridge,” “we,” “our,” “us” or “our company” in this prospectus refer to Lionbridge Technologies, Inc., a Delaware corporation and its subsidiaries.

RISK FACTORS

You should carefully consider the following risks before investing in our common stock. These are not the only risks that we may face. If any of the events referred to below actually occurs, our business, financial condition, liquidity and results of operations could suffer. In that case, the trading price of our common stock could decline and you may lose all or part of your investment. This section includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus. You should also refer to the other information in this prospectus and in the documents we incorporate by reference into this prospectus, including our consolidated financial statements and the related notes.

Risks Related to Our Business

Lionbridge’s revenue and results of operations could be negatively affected by the delay or reduction of its clients’ product releases and production schedules or the loss of, or reduction in revenue from, a major client.

A significant portion of Lionbridge’s revenue is linked to the product release cycles and production schedules of its clients, and to certain key clients. As a result, Lionbridge performs varying amounts of work for specific clients from year to year based on their product release cycles and production schedules. A major client in one year may not have use for a similar level of Lionbridge’s services in another year. In addition, Lionbridge derives a significant portion of its revenues from large projects and programs for a limited number of clients. In 2003, Lionbridge’s largest client accounted for approximately 19% of its revenue and its five largest clients accounted for approximately 45% of its revenue. As a result, the loss of any major client or a significant reduction in a large project’s scope could materially reduce Lionbridge’s revenue and cash flow, and adversely affect its ability to maintain profitability.

Uncertainty in the technology market could affect Lionbridge’s ability to achieve operating plans.

A substantial portion of Lionbridge’s revenue is derived from technology companies, which is an intensely competitive and volatile market sector. Many technology companies have experienced severe slowdowns in their businesses and operations. Declines in the overall performance of the technology sector have in the past and could in the future adversely affect demand for Lionbridge’s services and reduce its revenues and margins from technology customers.

Lionbridge’s results of operations could be negatively affected by potential fluctuations in foreign currency exchange rates.

Lionbridge conducts a large portion of its business in international markets. Although a majority of Lionbridge’s contracts with clients are denominated in U.S. dollars, 43% and 48% of its costs and expenses for the nine months ended September 30, 2004 and for the year ended December 31, 2003, respectively, were denominated in foreign currencies. In addition, 11% and 9% of the Company’s assets were subject to foreign currency exchange fluctuations as of September 30, 2004 and December 31, 2003, respectively, and 22% and 30% of its liabilities were subject to foreign currency exchange fluctuations as of September 30, 2004 and December 31, 2003, respectively. The principal foreign currencies applicable to our business are the Euro, the Yen and the Indian Rupee. In addition, Lionbridge has assets and liabilities denominated in U.S. dollars in foreign countries. As a result, Lionbridge is exposed to foreign currency exchange fluctuations. Lionbridge has not historically tried to reduce its exposure to exchange rate fluctuations by using hedging transactions. From time to time, the U.S. dollar has been volatile relative to foreign currencies, particularly the Euro and the Yen. Therefore, Lionbridge has experienced exchange rate gains or losses as a result of fluctuations in assets and liabilities and changes in revenue and expense mix in various subsidiaries operating in non-U.S. dollar denominated functional currencies. If Lionbridge is unsuccessful in reducing foreign currency exchange rate risk, Lionbridge may experience additional foreign currency fluctuations which may significantly harm its revenue, cash flow and results of operations, as well as Lionbridge’s ability to maintain profitability as it continues to grow its business.

Potential fluctuations in Lionbridge’s quarterly results make financial forecasting difficult and could affect its common stock trading price.

As a result of fluctuations in Lionbridge’s revenues tied to foreign currency fluctuations, its clients’ activities and release cycles, the three- to nine-month length of its typical sales cycle, historical growth, acquisitions, the emerging nature of the markets in which it competes, global economic conditions and other factors outside its control, Lionbridge believes that quarter-to-quarter comparisons of its results of operations are not necessarily meaningful. You should not rely on the results of any one quarter as an indication of Lionbridge’s future performance. Lionbridge may not experience revenue increases in future years comparable to the revenue increases in some prior years. There have been quarters in the past in which Lionbridge’s results of operations have fallen below the expectations of securities analysts and investors and this may occur in the future. If in a future quarter Lionbridge’s results of operations were to fall below the expectations of securities analysts and investors, the trading price of its common stock would likely decline.

Lionbridge may be unable to continue to grow at its historical growth rates or to manage its growth effectively.

Growth is a key component of increasing the value of Lionbridge. Since its inception, Lionbridge’s business has grown significantly and it anticipates additional future growth. This growth places a significant demand on management and operational resources. In order to manage growth effectively, Lionbridge must continue to evolve its operational systems. This additional growth may further strain Lionbridge’s management and operational resources. Lionbridge’s growth could also be adversely affected by many other factors, including economic downturns. As a result of these concerns, Lionbridge cannot be sure that it will continue to grow, or, if it does grow, that it will be able to maintain its overall historical growth rate.

Lionbridge has an accumulated deficit and may not be able to continue to operate profitably.

For the nine months ended September 30, 2004, Lionbridge had net income of $5.9 million. However, prior to 2003, since inception, Lionbridge incurred substantial losses and may incur losses in the future. Lionbridge has an accumulated deficit of $100.2 million at September 30, 2004. Lionbridge intends to continue to invest in internal expansion, infrastructure, select acquisitions and its sales and marketing efforts. Lionbridge cannot assure you that it will continue to operate profitably in the future.

Lionbridge’s goodwill and other intangible assets represent a significant portion of its assets; any impairment of its goodwill will adversely impact its net income, and Lionbridge may never realize the full value of its goodwill and other intangible assets.

Lionbridge’s acquisitions have resulted in the creation of significant goodwill and other intangible assets. Intangible assets (other than goodwill) are generally amortized over five-year periods. Goodwill is not amortized, but is subject to an impairment test, with any excess goodwill carrying value written off in the period of determination. Lionbridge assesses its goodwill for impairment on an annual basis and whenever events and circumstances indicate that goodwill may be impaired. At September 30, 2004, Lionbridge had goodwill and other acquisition-related intangible assets of approximately $35.0 million, net of accumulated amortization, which represented approximately 32% of its total assets. Lionbridge will continue to incur non-cash charges in connection with the amortization of its intangible assets, other than goodwill, over their remaining respective useful lives.

In the future, as events or changes in circumstances indicate that the carrying amount of its goodwill and other intangible assets may not be recoverable, Lionbridge will evaluate the carrying value of its intangible assets and may take a charge to its earnings. Any future determination requiring the write-off of a significant portion of unamortized goodwill and other intangible assets could adversely affect Lionbridge’s ability to maintain profitability.

Lionbridge may have difficulty in identifying and competing for acquisition opportunities.

Lionbridge’s business strategy includes the pursuit of strategic acquisitions. While Lionbridge currently does not have commitments or agreements with respect to any acquisitions, it regularly is exploring strategic acquisitions with third parties concerning potential acquisitions of strategically complementary businesses or operations. In executing its acquisition strategy, Lionbridge may be unable to identify suitable acquisition candidates. In addition, Lionbridge can expect to face competition from other companies for acquisition candidates, making it more difficult to acquire suitable companies on favorable terms.

Pursuing and completing potential acquisitions could divert management attention and financial resources and may not produce the desired business results.

As part of its growth strategy, Lionbridge intends to continue pursuing and making selected acquisitions of complementary businesses. Lionbridge does not have specific personnel dedicated solely to pursuing and making acquisitions. As a result, if Lionbridge pursues any acquisition, its management, in addition to their operational responsibilities, could spend a significant amount of time and management and financial resources to pursue and integrate the acquired business with its existing business. To pay for an acquisition, Lionbridge might use capital stock, cash or a combination of both. Alternatively, Lionbridge may borrow money from a bank or other lender. If it uses capital stock, Lionbridge’s stockholders will experience dilution. If it uses cash or debt financing, Lionbridge’s financial liquidity may be reduced. In addition, from an accounting perspective, an acquisition may involve amortization of significant amounts of other intangible assets that could adversely affect Lionbridge’s ability to maintain profitability.

Despite the investment of these management and financial resources, and completion of due diligence with respect to these efforts, an acquisition may not produce the revenue, earnings or business synergies that Lionbridge anticipated, and an acquired service or technology may not perform as expected for a variety of reasons, including:

•	difficulties in the assimilation of the operations, technologies, products and personnel of the acquired company;

•	failure of acquired technologies and services to perform as expected;

•	risks of entering markets in which Lionbridge has no, or limited, prior experience;

•	expenses of any undisclosed or potential legal liabilities of the acquired company;

•	the applicability of rules and regulations that might restrict Lionbridge’s ability to operate; and

•	the potential loss of key employees of the acquired company.

Lionbridge may not be able to successfully address these problems. Moreover, Lionbridge’s future operating results will depend to a significant degree on Lionbridge’s ability to successfully integrate acquisitions and manage operations while also controlling expenses and cash outflows.

Lionbridge’s business may be harmed by defects or errors in the services it provides to its clients.

Many of the services Lionbridge provides are critical to its clients’ businesses. Lionbridge maintains general liability insurance, including coverage for errors and omissions. Defects or errors in the services it provides could result in delayed or lost client revenue, adverse reaction to its clients from their end users and, ultimately, toward

Lionbridge, claims against Lionbridge, negative publicity and additional costs to correct errors or defects. Lionbridge cannot assure you that its general liability and errors and omissions insurance coverage will be available in amounts sufficient to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claims.

If Lionbridge fails to attract and retain professional staff, its ability to complete its projects and obtain new projects could suffer.

Lionbridge’s potential failure to attract and retain qualified employees could impair its ability to complete existing projects and bid for or obtain new projects and, as a result, could have a material adverse effect on its business and revenue. Lionbridge’s ability to grow and increase its market share largely depends on its ability to hire, train, retain and manage highly skilled employees, including project managers and technical, sales and marketing personnel. In addition, Lionbridge must make sure its employees maintain their technical expertise and business skills. Lionbridge cannot assure you that it will be able to attract a sufficient number of qualified employees or that it will successfully train and manage the employees it hires to allow Lionbridge to carry out its operating plan.

Difficulties presented by international economic, political, legal, health, accounting and business factors could negatively affect Lionbridge’s business in international markets.

A large component of Lionbridge’s operations is its ability to conduct business in international markets. As a result, Lionbridge’s business is subject to political and economic fluctuations in various countries. In addition, as Lionbridge continues to employ and retain personnel throughout the world and apply varying employment laws, it may face difficulties in integrating such personnel on a cost-efficient basis. To date, Lionbridge has been able to successfully staff its international operations, but if Lionbridge continues to expand its operations, it may become more difficult to manage its business. Lionbridge conducts business and has operations and clients throughout the world. Lionbridge’s and its clients’ ability to conduct business may also be affected by wars, political unrest, terrorism or the impact of diseases such as SARS. Furthermore, as a result of operating in international markets, Lionbridge is subject to longer payment cycles from its customers and may experience greater difficulties in accounts receivable collections. If Lionbridge fails to manage these operations successfully, its ability to service its clients and grow its business will be seriously impeded.

If Lionbridge fails to keep pace with changing technologies, it may lose clients.

Lionbridge’s market is characterized by rapidly changing client requirements and evolving technologies and industry standards. If Lionbridge cannot keep pace with these changes, its business could suffer. The Internet’s continued growth and strong influence in Lionbridge’s industry magnifies these characteristics. To achieve its goals, Lionbridge needs to continue to develop strategic business solutions and methodologies that keep pace with continuing changes in industry standards, information technology and client preferences or it will not be able to successfully serve its clients.

Lionbridge competes in highly competitive markets that have low barriers to entry.

The markets for Lionbridge’s services are very competitive. Lionbridge cannot assure you that it will compete successfully against these competitors in the future. Some of these companies have longer operating histories, significantly greater resources and greater name recognition than Lionbridge. If Lionbridge fails to be competitive with these companies in the future, it may lose market share and its revenue could decline.

There are relatively few barriers preventing companies from competing with Lionbridge. Although Lionbridge owns proprietary technology, Lionbridge does not own any patented or other technology that, by itself, precludes or inhibits others from entering its market. As a result, new market entrants also pose a threat to its business. In addition to Lionbridge’s existing competitors, Lionbridge may face further competition in the future from companies that do not currently offer globalization or testing services. Lionbridge may also face competition from internal globalization and testing departments of Global 2000 and large emerging companies. Technology companies, information technology services companies, business process outsourcing companies, Web consulting firms, technical support call centers, hosting companies and content management providers may choose to broaden their range of services to include globalization or testing as they expand their operations internationally. Lionbridge cannot assure you that it will be able to compete effectively with potential future competitors.

Lionbridge will continue to depend on intellectual property rights to protect its proprietary technologies, although it may not be able to protect these rights.

Lionbridge relies on its proprietary technology to enhance some of its service offerings. Lionbridge’s policy is to enter into confidentiality agreements with its employees, outside consultants and independent contractors. Lionbridge also uses patent, trademark, trade secret and copyright law in addition to contractual restrictions to protect its technology. Notwithstanding these precautions, it may be possible for a third party to obtain and use Lionbridge’s proprietary technology without authorization. Although Lionbridge holds registered United States patents and foreign patents covering certain aspects of its technology, it cannot be sure of the level of protection that these patents will provide. Lionbridge may have to resort to litigation to enforce its intellectual property rights, to protect trade secrets or know-how, or to determine their scope, validity or enforceability. Enforcing or defending its proprietary technology is expensive, could cause diversion of Lionbridge’s resources and may not prove successful. The laws of other countries may afford Lionbridge little or no effective protection of its intellectual property rights.

The intellectual property of Lionbridge’s customers may be damaged, misappropriated, stolen or lost while in Lionbridge’s possession, subjecting us to litigation and other adverse consequences.

In the course of providing globalization and testing services to Lionbridge’s customers, Lionbridge has possession of or access to certain intellectual property of such customers, including unreleased versions of content, software and source code. In the event such intellectual property is damaged, misappropriated, stolen or lost, Lionbridge could suffer:

•	claims under indemnification provisions in customer agreements or other liability for damages;

•	delayed or lost revenue due to adverse customer reaction;

•	negative publicity; and

•	litigation that could be costly and time-consuming.

Risks Related to a Common Stock Offering and Our Capital Structure

The market price of Lionbridge common stock may be volatile.

Lionbridge’s stock price has been extremely volatile, in part due to the historically low trading volume of its stock. The market price of Lionbridge common stock may be affected by many factors, including:

•	fluctuations in Lionbridge’s financial results;

•	actions of Lionbridge clients or competitors;

•	future sales of Lionbridge common stock by a significant stockholder;

•	changes in market valuations of services companies;

•	Lionbridge’s announcement of significant contracts, acquisitions, strategic alliances, or capital commitments;

•	additions or departures of key clients or officers;

•	futures sales of Lionbridge common stock into the public market; and

•	worldwide economic and political conditions.

Any adverse impact attributable to any of the foregoing factors may cause the market price of Lionbridge common stock to drop significantly.

In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of Lionbridge’s common stock.

Lionbridge could face securities litigation if its stock price remains highly volatile.

In the past, securities class action litigation has often followed periods of volatility in the market price of a company’s securities. Lionbridge may face securities class action litigation in the future. Any litigation could result in substantial costs and a diversion of management’s attention and resources, which could harm Lionbridge’s business. Lionbridge, certain of its officers and directors, and certain underwriters involved in Lionbridge’s initial public offering are currently named defendants in a purported securities class action lawsuit. The lawsuit asserts, among other things, that Lionbridge’s initial public offering registration statement contained misstatements and/or omissions regarding the underwriters’ alleged conduct in allocating shares in Lionbridge’s initial public offering to the underwriters’ customers. The complaint in this action has been consolidated for pretrial purposes with lawsuits alleging substantially identical claims against more than 300 other publicly-traded companies and the investment banking firms that underwrote their initial public offerings. In October 2002, the claims against officers and directors were dismissed without prejudice. However, in February 2003, the court ruled that the claims against Lionbridge and virtually all of the other issuer defendants under the registration provisions of the securities law may proceed. The court also ruled that the claims under the antifraud provisions of the securities laws could proceed against Lionbridge and a majority of the other issuer defendants. In June 2003, Lionbridge elected to participate in a proposed settlement agreement with the plaintiffs in this litigation which, if ultimately approved by the court, would result in a dismissal, with prejudice, of all claims in this lawsuit against Lionbridge and against any of the other issuer defendants who elect to participate in the proposed settlement, together with the current or former officers and directors of Lionbridge and the other participating issuers who were named as individual defendants. Consummation of the proposed settlement is conditioned upon obtaining final approval by the court. Formal settlement documents were submitted to the court in June 2004, together with a motion asking the court to preliminarily approve the form of settlement. Certain underwriters who were named as defendants in the settling cases, and who are not parties to the proposed settlement, have filed an opposition to preliminary approval of the proposed settlement of those cases. On December 14, 2004, the court asked lead counsel for the plaintiffs and for the issuer defendants for additional information concerning the proposed settlement. Counsel for the plaintiffs and for the issuer defendants are in the process of providing to the court the information that it has requested. If the court preliminarily approves the proposed settlement, it will direct that notice of the terms of the proposed settlement be published in a newspaper and mailed to all proposed class members and schedule a fairness hearing, at which objections to the proposed settlement will be heard. Thereafter, the court will determine whether to grant final approval to the proposed settlement. If the settlement is not approved, any unfavorable outcome to this litigation could significantly harm Lionbridge’s business, financial condition, liquidity and results of operations.

Our management has broad discretion over the use of proceeds from any offering and may use the proceeds in ways with which you do not agree.

Our management will retain broad discretion to allocate the proceeds of a common stock offering and the failure of management to apply these funds effectively could materially harm our results of operations.

Some provisions of our certificate of incorporation and bylaws and in Delaware law may deter takeover attempts, which may limit the opportunity of our stockholders to sell their shares at a favorable price.

Some of the provisions of our certificate of incorporation and bylaws and in Delaware law could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares possibly at a premium over the then market price. For example, our board of directors is divided into three classes. At each annual meeting of stockholders, the terms of approximately one-third of the directors will expire, and new directors will be elected to serve for three years. It will take at least two annual meetings to effect a change in control of our board of directors because a majority of the directors cannot be elected at a single meeting, which may discourage hostile takeover bids. In addition, our certificate of incorporation authorizes the Board of Directors, without further stockholder approval, to issue preferred stock, which could have the effect of delaying, deferring or preventing a change in control of Lionbridge. The issuance of preferred stock could also adversely affect the voting power of the holders of common stock, including the loss of voting control to others. Our by-laws contain provisions that require stockholders to act only at a duly-called meeting and make it difficult for any person other than management to introduce business at a duly-called meeting by requiring such other person to follow certain notice procedures. Certain provisions of Delaware law could delay or prevent a change in control of Lionbridge, discourage acquisition proposals or diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of our common stock or over a stockholder’s cost basis in our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

•	general economic and business conditions;

•	our business strategy for expanding our presence in our industry;

•	anticipated trends in our financial condition and results of operations;

•	the impact of competition and technological change;

•	political and economic fluctuations in international markets;

•	our ability to employ and retain qualified employees; and

•	the other factors referenced in this prospectus, including, without limitation, under the section entitled “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell common stock described in this prospectus in one or more offerings up to a total dollar amount of $130,000,000.

This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. In addition, reports, proxy and information statements and other information concerning us also can be inspected at the offices of The National Association of Securities Dealers, Inc., or NASD, which is located at 1735 K Street, N.W., Washington, D.C. 20006. Our SEC filings are available at the NASD because our common stock is quoted on the Nasdaq National Market under the symbol “LIOX.”

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451, Attention: General Counsel. Our telephone number is (781) 434-6000. Our website is located at http:/www.lionbridge.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 000-26933. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2003;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2004;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2004;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2004;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2004;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2005;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2005;

•	Portions of our Proxy Statement filed with the SEC on April 8, 2004 that have been incorporated by reference into our Annual Report on Form 10-K; and

•	The description of our common stock contained in our registration statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Lionbridge Technologies, Inc.

1050 Winter Street

Waltham, MA 02451

(781) 434-6000

Attn: General Counsel

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

ABOUT LIONBRIDGE

Lionbridge is a leading provider of globalization and testing services that enable clients to develop, release, manage and maintain their technology applications and enterprise content globally. Globalization is the process of adapting content and products to meet the language and cultural requirements of users throughout the world. Globalization also includes the development and maintenance of content and applications. Testing is the process of ensuring the quality, interoperability, usability and performance of clients’ software, hardware, consumer technology applications, Web sites and content. Testing also includes product certification and competitive analysis. Lionbridge offers its testing services under the VeriTest brand.

Lionbridge provides a suite of globalization and testing outsourcing services to businesses, particularly in the technology, consumer, retail, industrial, financial services, manufacturing, life sciences and publishing industries. Lionbridge’s solutions include content development; product and content globalization; software and hardware testing, product certification and competitive analysis; and application development and maintenance. Lionbridge’s services enable global organizations to increase market penetration and speed adoption of global products and content, enhance return on enterprise applications and content management system investments, and reduce costs.

Lionbridge is a corporation, which through its predecessor, Lionbridge America, Inc., was incorporated in Delaware in September 1996. Its principal executive offices are located at 1050 Winter Street, Waltham, Massachusetts 02451, its telephone number is (781) 434-6000, and its Web site is www.lionbridge.com. Lionbridge makes available, free of charge, on its Web site its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

HOW WE INTEND TO USE THE PROCEEDS

We expect to use the net proceeds from any sale of common stock under this prospectus for working capital, possible acquisitions of related businesses and other general corporate purposes. Although we actively seek to acquire related businesses, we currently have no commitments or agreements to make acquisitions.

Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF CAPITAL STOCK

We may offer, from time to time, in one or more offerings, up to $130 million of the common stock. This prospectus contains a summary of the general terms of the common stock that we may offer. The prospectus supplement relating to any particular offering will describe the specific terms of a given offering, the initial offering price and our net proceeds.

Lionbridge’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. The following summary description of Lionbridge’s capital stock is qualified by reference to Lionbridge’s Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws which are incorporated by reference into this prospectus. As of September 30, 2004, Lionbridge had 46,769,017 fully paid and non-assessable shares of common stock and no shares of preferred stock issued and outstanding. In addition, Lionbridge had outstanding options and warrants exercisable for 3,093,728 shares of common stock as of September 30, 2004.

Common Stock

Holders of common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting. The holders of common stock are entitled to receive ratably such lawful dividends as may be declared by the Board of Directors. However, such dividends are subject to preferences that may be applicable to the holders of any outstanding shares of preferred stock. In the event of a liquidation, dissolution or winding up of the affairs of Lionbridge, whether voluntarily or involuntarily, the holders of common stock will be entitled to receive pro rata all of the remaining assets of Lionbridge available for distribution to its stockholders. Any such pro rata distribution would be subject to the rights of the holders of any outstanding shares of preferred stock. The common stock has no preemptive, redemption, conversion or subscription rights. All outstanding shares of common stock are fully paid and non-assessable. The shares of common stock to be issued by Lionbridge in any offering, when issued in consideration of payment, will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which Lionbridge may designate and issue in the future.

Preferred Stock

The Board of Directors is authorized, subject to any limitations prescribed by Delaware law, without further stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, in one or more series. The Board of Directors is also authorized, subject to the limitations prescribed by Delaware law, to establish the number of shares to be included in each series and to fix the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of any series, including the dividend rights, dividend rates, conversion rights, voting rights, redemption terms and prices, liquidation preferences and the number of shares constituting any series. The Board of Directors is authorized to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock.

As of September 30, 2004, Lionbridge had no shares of preferred stock outstanding. Lionbridge has no current plans to issue any preferred stock. However, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding common stock of Lionbridge.

Registration Rights

Pursuant to the terms of Registration Rights Agreements, dated April 29, 2003 and May 20, 2003 between Lionbridge and numerous investors (the “Investors”), Lionbridge filed with the SEC a Registration Statement on

Form S-3 (File No. 333-105446) with respect to the registration of the shares held by the Investors under the Securities Act of 1933, and this Registration Statement was declared effective on June 5, 2003. Pursuant to the terms of a Registration Rights Agreement, dated June 6, 2003 between Lionbridge and numerous investors (the “June Investors”), Lionbridge filed with the SEC a Registration Statement on Form S-3 (File No. 333-106309) with respect to the registration of the shares held by the June Investors under the Securities Act and this Registration Statement was declared effective on July 3, 2003.

Pursuant to the terms of the two Registration Rights Agreements, Lionbridge is further obligated to keep the registration statements effective for up to two years and is obligated to keep public information available, to file with the SEC all reports and documents required to be filed by Sections 13 or 15(d) of the Securities Exchange Act and to provide the Investors and the June Investors with all filings not available via EDGAR. Lionbridge has also agreed to indemnify the Investors and the June Investors against, and provide contribution with respect to, liabilities relating to the registration of the shares held by the Investors and the June Investors.

Anti-Takeover Effects of Provisions of Lionbridge’s Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and Delaware Law

Lionbridge’s Second Amended and Restated Certificate of Incorporation (the “Charter”), Lionbridge’s Amended and Restated By-Laws (the “By-Laws”) and Delaware General Corporation Law contain provisions that could discourage, delay or prevent a change in control of Lionbridge or an acquisition of Lionbridge at a price which many stockholders may find attractive. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of common stock.

Charter and By-Laws

The Charter provides for the division of the Board of Directors into three classes with no class having more than one more director than any other class, and with staggered three-year terms. In addition, the Charter provides that directors may be removed without cause by the affirmative vote of the holders of 75% of the shares of capital stock of Lionbridge entitled to vote or with cause by the affirmative vote of the holders of a majority of the shares. The By-Laws provide that, except as otherwise provided by law or the Charter, and until a stockholders’ meeting is held, newly created directorships resulting from an increase in the authorized number of directors shall be apportioned by the Board among the classes of directors, and any vacancies regardless of the cause may be filled only by:

•	A majority of the directors then in office, even though less than a quorum may then be in office, or

•	the sole remaining director.

These provisions prevent a stockholder from enlarging the Board and filling the new directorships with this stockholder’s own nominees without Board approval.

These provisions of the By-Laws may have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Lionbridge, or attempting to change the composition or policies of the Board, even though these attempts might be beneficial to Lionbridge or its stockholders. The Charter and By-Laws provide that, unless otherwise prescribed by law, only the Chairman of the Board, a majority of the Board of Directors, or the President is able to call a special meeting of stockholders. The Charter and the By-Laws also provide that, unless otherwise prescribed by law, stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of the Board, except at an annual meeting.

The By-Laws provide that any action required or permitted to be taken by the stockholders of Lionbridge at an annual meeting or special meeting of stockholders may only be taken if Lionbridge is given proper advance notice of the action (the “Notice Procedure”). The Notice Procedure affords the Board an opportunity to consider the qualifications of proposed director nominees or the merit of stockholder proposals, and, to the extent deemed appropriate by the Board, to inform stockholders about such matters. The Notice Procedure also provides a more orderly procedure for conducting annual meetings of stockholders. The By-Laws do not give the Board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action. However, the Notice Procedure may prevent a contest for the election of directors or the consideration of stockholder proposals. This could deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal if the proper advance notice procedures are not followed, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Lionbridge and its stockholders.

Lionbridge, without stockholder approval, can issue shares of common stock and preferred stock up to the number of shares authorized for issuance in its Charter, except as limited by Nasdaq rules. Lionbridge could use these additional shares for a variety of corporate purposes. These purposes include future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Lionbridge’s ability to issue these shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of Lionbridge by means of a proxy contest, tender offer, merger or otherwise.

The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares issued and outstanding is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. The Charter requires the affirmative vote of the holders of at least 75% of the issued and outstanding shares of our capital stock to amend many Charter provisions, including provisions relating to any reduction in the number of authorized shares of our capital stock, our staggered board, and director and officer indemnification. The By-Laws require the affirmative vote of the holders of at least 75% of all the voting power of all the outstanding shares of capital stock of Lionbridge entitled to vote to amend or repeal any of the foregoing provisions of the By-Laws. The 75% stockholder vote would be in addition to any separate class vote that might be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any amendments are submitted to stockholders.

Delaware Law

Lionbridge is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder.

Section 203 does not apply if:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests. Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to limited exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the past three years, and any entity or person associated with, affiliated with or controlling or controlled by such entity or person.

Limitation of Liability

The Charter provides that no director of Lionbridge shall be personally liable to Lionbridge or to its stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

The Charter further provides for the indemnification of Lionbridge’s directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate in most situations the potential liability of Lionbridge’s directors for monetary damages arising from breaches of their duty of care. These provisions may also shield directors from liability under federal and state securities laws.

Officers, directors or other persons controlling Lionbridge may be entitled under these indemnification provisions to indemnification for liabilities arising under the Securities Act of 1933. We have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock Transfer Agent

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

HOW WE PLAN TO SELL THE COMMON STOCK

We may sell the common stock in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	directly to agents;

•	to dealers;

•	through underwriting syndicates led by one or more managing underwriters;

•	through one or more underwriters acting alone; and

•	through a combination of any such methods of sale.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the common stock acquired by the underwriters will be for their own account. The underwriters may resell the common stock in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any common stock will be subject to certain conditions. Unless otherwise stated in any prospectus supplement, the underwriting agreement will provide that the underwriters will be obligated to purchase all of the common stock if any are purchased. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time. We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts and commissions, as may be set forth in the applicable prospectus supplements. If we grant any over-allotment option, the terms will be set forth in the applicable prospectus supplement.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying common stock are not subscribed for, we may then sell the unsubscribed common stock directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed common stock to third parties.

If a dealer is used in an offering of securities, we may sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of sale.

The distribution of the common stock may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

In the sale of the common stock, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the common stock may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of common stock they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from such sale;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the common stock; and

•	identify any quotation systems or securities exchanges on which the common stock may be quoted or listed.

Any common stock sold pursuant to a prospectus supplement will be quoted on the Nasdaq National Market, subject to applicable notices.

Until the distribution of the common stock is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the common stock. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock.

If any underwriters create a short position in the common stock in an offering in which they sell more common stock than is set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the common stock in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase common stock in the open market to reduce the underwriters’ short position or to stabilize the price of the common stock, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those common stock as part of the offering.

In general, purchases of a common stock for the purpose of stabilization or to reduce a short position could cause the price of the common stock to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the common stock to the extent that it were to discourage resales of the common stock before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the common stock. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the common stock may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. The terms of any indemnification will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business. As of the date of this prospectus, there are no agreements or understandings with any underwriter or broker-dealers regarding the sale of our securities.

To comply with applicable state securities laws, the common stock offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition common stock may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

You should only rely on the information contained in this prospectus, any prospectus supplement or any document incorporated by reference. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Lionbridge Technologies, Inc.

$130,000,000

Common Stock

PROSPECTUS

                    , 2005

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by Lionbridge and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee	$15,301
Nasdaq National Market listing fee	45,000	*
Legal fees and expenses	50,000	*
Accounting fees and expenses	20,000	*
Printing fees and expenses	10,000	*
Transfer agent fees	5,000	*
Miscellaneous	4,699	*

Total	$150,000	*

*	Estimated pursuant to Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law and our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in those capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Lionbridge, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. We refer you to our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, incorporated by reference in this registration statement. In addition, we have entered into indemnification agreements with our officers and directors that provide for indemnification for liabilities and expenses that they may incur in those capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Lionbridge, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. We refer you to Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

Item 16. Exhibits.

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP as to the legality of the Common Stock being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included in Part II of this registration statement).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in

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the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set for the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 10th day of February, 2005.

LIONBRIDGE TECHNOLOGIES, INC.

By:	/s/ RORY J. COWAN
Rory J. Cowan
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Rory J. Cowan, Stephen J. Lifshatz and Margaret A. Shukur and each of them singly, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person has signed this Registration Statement in their capacity as an officer or director of Lionbridge Technologies, Inc.

Signature	Title	Date
/S/ RORY J. COWAN Rory J. Cowan	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 10, 2005

/S/ STEPHEN J. LIFSHATZ Stephen J. Lifshatz	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2005

/S/ EDWARD A. BLECHSCHMIDT Edward A. Blechschmidt	Director	February 10, 2005

/S/ GUY L. DE CHAZAL Guy L. de Chazal	Director	February 10, 2005

/S/ CLAUDE P. SHEER Claude P. Sheer	Director	February 10, 2005

/S/ PAUL KAVANAGH Paul Kavanagh	Director	February 10, 2005

/S/ JEFFREY H. GOODMAN Jeffrey H. Goodman	Director	February 10, 2005

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Goodwin Procter LLP as to the legality of the Common Stock being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included in Part II of this registration statement).